UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

On May 17, 2011, Behringer Harvard REIT I, Inc., a Maryland corporation (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review first quarter 2011 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Cash Net Operating Income (“NOI”).  FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We use FFO, defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures, subsidiaries and noncontrolling interests, as one measure to evaluate our operating performance.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association, which excludes from FFO the following items:

(1)           acquisition fees and expenses;

(2)           straight line rent amounts, both income and expense;

(3)           amortization of above- or below-market intangible lease assets and liabilities;

(4)           amortization of discounts and premiums on debt investments;

(5)           impairment charges on real estate related assets (including properties, loans receivable, and equity and debt investments);

(6)           gains or losses from the early extinguishment of debt;

(7)           gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(8)           gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;

(9)           gains or losses related to consolidation from, or deconsolidation to, equity accounting;

(10)         gains or losses related to contingent purchase price adjustments; and

(11)         adjustments related to the above items for unconsolidated entities in the application of equity accounting.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, we believe that the use of FFO and MFFO, together with the required GAAP presentations, provide a more complete understanding of our performance.

We believe that the use of FFO, together with the required GAAP presentations, is helpful to our stockholders and our management in understanding our operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income.  Factors that impact FFO include fixed costs, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on debt financing and operating expenses.

We believe that MFFO is a helpful measure of operating performance because it excludes costs that management considers more reflective of investing activities or non-operating valuation and other items outlined above.  Accordingly, we believe that MFFO can be a useful metric to assist management, stockholders and analysts in assessing the sustainability of operating performance.  By providing MFFO, we believe we are presenting useful information that assists stockholders in aligning their analysis with management’s analysis of long-term, core operating activities.  Many of these adjustments are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities.

The following table presents our calculation of FFO and MFFO for the three months ended March 31, 2011 and 2010 (in thousands except per share amounts):

	Three Months Ended
	March 31,
	2011	2010

Net loss	$(30,483)	$(27,277)
Net loss attributable to noncontrolling interests	172	145

Adjustments (1):
Real estate depreciation and amortization from consolidated properties	60,858	62,702
Real estate depreciation and amortization from unconsolidated properties	1,720	1,689
Gain on sale of depreciable real estate	(639)	—
Noncontrolling interests share of above adjustments	(313)	(330)
FFO attributable to common stockholders	$31,315	$36,929

Impairment charges	—	—
Fair value adjustments to derivatives	—	12
Acqusition-related costs	35	—
Straight-line rent adjustment	(6,498)	(4,093)
Amortization of above- and below-market rents, net	(10,372)	(3,021)
Gain on troubled debt restructuring	(3,136)	(15,898)
Loss on extingiushment of hedge	—	—
Noncontrolling interests share of above adjustments	29	34

MFFO attributable to common stockholders	$11,373	$13,963

Weighted average common shares - basic and diluted (2)	295,643	293,179

Net loss per common share - basic and diluted	$(0.10)	$(0.09)
FFO per common share - basic and diluted	$0.11	$0.13
MFFO per common share - basic and diluted	$0.04	$0.05

(1)   Reflects the adjustments of continuing operations, as well as discontinued operations.

(2)   We have no dilutive securities.

We define NOI as rental revenue, less property operating expenses, real estate taxes and property management fees.  We believe that NOI provides a supplemental measure of our operating performance because NOI reflects the operating performance of our properties and excludes items that are not associated with management of the properties, such as general and administrative expenses, asset management fees and interest expense.  We define Same Store Cash NOI as NOI (excluding bad debt expense) less lease termination fee income and non-cash revenue items including straight-line rent adjustments and the amortization of above and below market rent and lease incentives.  We view Same Store Cash NOI both year over year and quarter over quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.  The following table presents our calculations of Same Store Cash NOI for the three months ended March 31, 2011 and 2010 and the three months ended December 31, 2010 (in thousands, except property count):

	Three Months Ended		Three Months Ended
	31-Mar-11	31-Mar-10	31-Mar-11	31-Dec-10
Same store:
Revenues:
Rental income	$131,191	$129,821	$131,191	$127,575
Less:
Straight-line rent adjustment	5,907	3,154	5,907	2,252
Above/below market rent & lease incentives	9,648	2,244	9,648	2,294
Lease termination fees	3,840	1,333	3,840	1,676
	111,796	123,090	111,796	121,353

Expenses:
Property related expenses	38,114	38,716	38,114	44,554
Bad debt expense	(303)	933	(303)	844
Real estate taxes	15,695	19,780	15,695	12,751
Property management fees	3,654	3,852	3,654	3,954
	57,160	63,281	57,160	62,103

	$54,636	$59,809	$54,636	$59,250

Leased at period end	83%	86%	83%	83%

Consolidated Properties	58		58
Square Feet	20,915		20,915

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — First Quarter 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: May 17, 2011	By:	/s/ James E. Sharp
James E. Sharp
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Behringer Harvard REIT I, Inc. Quarterly Update — First Quarter 2011